Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF ANTERO MIDSTREAM CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Antero Midstream Corporation for the quarter ended June 30, 2021, I, Brendan E. Krueger, Chief Financial Officer of Antero Midstream Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 fairly presents, in all material respects, the financial condition and results of operations of Antero Midstream Corporation for the periods presented therein.

Date: July 28, 2021

/s/ Brendan E. Krueger
Brendan E. Krueger
Chief Financial Officer